March 2, 2021
The Board of Directors
Axos Financial, Inc.
9205 West Russell Road, Suite 400
Las Vegas, Nevada 89148

Re:    Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as special counsel to Axos Financial, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), filed by the Company on March 2, 2021 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed issuance and sale, from time to time pursuant to Rule 415 under the Securities Act as set forth in the Registration Statement, the prospectus contained therein (the “Base Prospectus”) and one or more supplements to the Base Prospectus (each, a “Prospectus Supplement”) and any free-writing prospectus(es) of the following securities of the Company (collectively, the “Securities”):
     •    shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), including shares of Common Stock which may be offered by selling stockholders identified in any Prospectus Supplement;
     •    shares of preferred stock, par value $0.01 per share, of the Company, in one or more series or classes (the “Preferred Stock”);
     •    one or more series of senior debt securities and/or subordinated debt securities (collectively, the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, but which will not be guaranteed by any subsidiaries of the Company or any other person, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.8 to the Registration Statement (the “Senior Debt Indenture”) and as Exhibit 4.10 to the Registration Statement (the “Subordinated Debt Indenture” and together with the Senior Debt Indenture, the “Indentures”);
     •    warrants to purchase Common Stock (the “Warrants”), which may be issued under warrant agreements (each, a “Warrant Agreement”), to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between the Company and a warrant agent to be selected by the Company (the “Warrant Agent”);
     •    subscription rights to purchase Common Stock or other securities (the “Subscription Rights”), which may be issued under subscription agreements (each, a “Subscription Agreement”), to be dated on or about the date of the first issuance of the applicable Subscription Rights thereunder, by and between the Company and the other parties thereto (the “Subscription Parties”); and

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     •    units consisting of one or more classes of securities described in the Base Prospectus (the “Units”), which may be issued under unit agreements (each, a “Unit Agreement”), to be dated on or about the date of the first issuance of the applicable Units thereunder, by and between the Company and the other parties thereto (the “Unit Parties”).
We are delivering this opinion pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
In connection with this opinion, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon certificates of officers of the Company and have not independently sought to verify such matters.
In rendering this opinion, we have assumed:
i.the genuineness and authenticity of all signatures on original documents;
ii.the authenticity of all documents submitted to us as originals;
iii.the conformity to originals of all documents submitted to us as copies;
iv.the accuracy, completeness and authenticity of certificates of public officials;
v.the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents;
vi.that the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act, and such effectiveness shall not have been terminated or rescinded, under the Securities Act, and the Base Prospectus, any and all Prospectus Supplement(s) required by applicable laws and any and all free-writing prospectus(es) related to the offer and sale of the Securities have been delivered and filed as required by such laws;
vii.that the issuance and sale of the Securities do not violate any applicable law, are in conformity with the Company’s then operative certificate of incorporation (the “Certificate of Incorporation”) and bylaws (the “Bylaws”), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or its properties or assets;
viii.a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;
ix.a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, as applicable; and
x.if the holders of the Debt Securities are granted rights to inspect corporate books and records and to vote in the election of directors or any matters on which stockholders of the Company may vote, such rights will be set forth in the Certificate of Incorporation or the Certificate of

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Incorporation grants to the Company’s Board of Directors the power to confer such voting or inspection rights and the Company’s Board of Directors will have conferred such rights;
xi.that, at the time of each issuance and sale of Securities, the Company will continue to be validly existing and in good standing under the laws of its jurisdiction of organization with the requisite corporate power and authority to issue and sell such Securities;
xii.with respect to our opinion as to the Common Stock or other Securities convertible into, exercisable for, or including Common Stock, we have been advised by the Company and for purposes of this opinion we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock will be authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or for Preferred Stock or Debt Securities convertible into Common Stock, or for Warrants or Subscription Rights exercisable for Common Stock or Units consisting of or including Common Stock) will be in an amount that is not less than the par value of the Common Stock;
xiii.with respect to our opinion as to the Preferred Stock or other Securities convertible into, exercisable for, or including Preferred Stock, we have assumed that, (a) at the time of issuance and sale, a sufficient number of shares of Preferred Stock are authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or for Debt Securities convertible into Preferred Stock, or for Subscription Rights exercisable for Preferred Stock or for Units consisting of or including Preferred Stock) will be in an amount that is not less than the par value of the Preferred Stock, and (b) the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation privileges of each series of Preferred Stock will be set forth in a certificate of designation to be approved by the Company’s Board of Directors, or in an amendment to the Certificate of Incorporation, to be approved by the Company’s Board of Directors and stockholders, and that one or both of these documents will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective;
xiv.with respect to the Debt Securities offered under the Registration Statement and the related Indenture, we have assumed that the choice of New York law to govern the Indentures and any supplemental indentures thereto and the Debt Securities is a valid and legal provision, that the choice of currency in which any offered Debt Securities are denominated does not contravene any exchange control or other laws of the nation issuing such currency, that the interest rate of any offered Debt Securities does not violate any applicable usury laws, that such Debt Securities will be executed in the form filed as an exhibit to the Registration Statement (or any amendment thereto) and that the Trustee under the Indenture shall have been qualified pursuant to the Trust Indenture Act of 1939 at the time the Debt Securities are offered, issued, or sold (or such later time as may be permitted pursuant to the rules, regulations, interpretations or positions of the Commission);
xv.the Trustee, or any future trustee, under a supplemental indenture will be validly existing and will have the requisite corporate power and authority to enter into and perform its obligations under such supplemental indenture and will be duly qualified under the Trust Indenture Act of

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1939, and that a Statement of Eligibility of the Trustee on a Form T-1 will be filed with the Commission, in each case, at or prior to the time Debt Securities are issued;
xvi.with respect to Securities being issued upon conversion of any convertible Preferred Stock, the applicable convertible Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable;
xvii.with respect to any Securities being issued upon conversion of any convertible Debt Securities or upon exercise of any Warrants or Subscription Rights or relating to any Units, the applicable convertible Debt Securities or Warrants, Subscription Rights or Units will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance;
xviii.with respect to the Warrants offered under the Registration Statement, that (a) such Warrants will be issued pursuant to a Warrant Agreement, (b) the Warrant Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and (c) the particular terms of any series of Warrants will be set forth in a supplement to the prospectus forming a part of the Registration Statement;
xix.with respect to the Units offered under the Registration Statement, that (a) such Units will be issued pursuant to a Unit Agreement, (b) the Unit Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and (c) the particular terms of any series of Units will be set forth in a supplement to the prospectus forming a part of the Registration Statement.
Notwithstanding anything to the contrary, our opinion herein is expressed solely with respect to the federal laws of the United States, the Delaware General Corporation Law and, as to the Debt Securities constituting valid and legally binding obligations of the Company, solely with respect to the laws of the State of New York. We express no opinion as to any provision of the Debt Securities that: (a) relates to the subject matter jurisdiction of any federal court of the United States of America or any federal appellate court to adjudicate any controversy related to the Debt Securities or (b) contains a waiver of an inconvenient forum. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. We express no opinions concerning (i) the validity or enforceability of any provisions contained in indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (ii) the validity or enforceability of any provisions contained in Warrant Agreements or Unit Agreements that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law.
Each opinion set forth below with respect to enforceability is subject to the following general qualifications:

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1.the effect of applicable bankruptcy, insolvency, reorganization, moratorium, marshaling, fraudulent conveyance or other similar laws and rules of law affecting the enforcement generally of creditors’ or secured parties’ rights and remedies;
1.rights to indemnification and contribution may be limited by applicable law or equitable principles, and exculpatory provisions and waivers of the benefits of statutory provisions may be limited on public policy grounds;
2.general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law; and
3.we express no opinion with respect to the enforceability of:
(a)consents to, or restrictions upon, judicial relief or, except to the extent that such waivers or consents are made enforceable by New York General Obligations Law Section 5-1402 (applied by a New York State court), jurisdiction or venue;
(b)advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights;
(c)waivers of broadly or vaguely stated rights; and
(d)provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty or a forfeiture.
On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:
1.With respect to the Common Stock offered under the Registration Statement, provided that (i) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company; and (ii) if issued in certificated form, the shares of Common Stock have been duly authenticated, executed, countersigned, and registered in the Company’s stock ledger, or if issued in uncertificated form, the shares of Common Stock have been duly registered on the books of the transfer agent/registrar of the Company, and, in each case, delivered to the purchasers thereof against the requisite payment therefor, which the Company has received, the Common Stock, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or convertible Debt Securities in accordance with their terms, or upon exercise of any Subscription Rights or Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

2.With respect to the Preferred Stock offered under the Registration Statement, provided that (i) the terms and issuance of the Preferred Stock have been duly authorized by all necessary

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corporate action on the part of the Company; (ii) appropriate certificates of amendment to the Certificate of Incorporation relating to the terms and issuance of Preferred Stock have been duly approved by the Company’s Board of Directors and been filed with and accepted by the Secretary of State of the State of Delaware; and (iii) if issued in certificated form, the shares of Preferred Stock have been duly authenticated, executed, countersigned, registered in the Company’s stock ledger, or if issued in uncertificated form, the shares of Preferred Stock have been duly registered on the books of the transfer agent/registrar of the Company, and, in each case, delivered to the purchasers thereof against the requisite payment therefor, which the Company has received, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms, or upon exercise of any Subscription Rights in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

3.With respect to any series of the Debt Securities issued under an Indenture and offered under the Registration Statement, provided that (i) such Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (ii) such Indenture, in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee; (iii) the terms of the Debt Securities and of their issuance and sale have been duly authorized by the Company by all necessary corporate action; (iv) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as to not violate any applicable law, the Certificate of Incorporation or the Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or other governmental authority having jurisdiction over the Company; and (v) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the applicable Indenture and delivered against the requisite payment therefor, which the Company has received, then the Debt Securities, when issued and sold in accordance with the applicable Indenture and as contemplated by the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

4.With respect to the Warrants issued under a Warrant Agreement and offered under the Registration Statement, provided that (i) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (ii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s); (iii) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; and (iv) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against the requisite payment therefor, which the Company has received, and assuming that the Warrants are then issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s), then the Warrants, when issued and sold in

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accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Subscription Rights in accordance with their terms, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.With respect to the Subscription Rights issued under a Subscription Agreement and offered under the Registration Statement, provided that (i) the Subscription Agreement has been duly authorized by the Company and the Subscription Parties by all necessary corporation action; (ii) the Subscription Agreement has been duly executed and delivered by the Company and the Subscription Parties as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s); (iii) the issuance and terms of the Subscription Rights have been duly authorized by the Company by all necessary corporate action; and (iv) the Subscription Rights have been duly executed and delivered by the Company and authenticated by the Subscription Parties pursuant to the Subscription Agreement and delivered against the requisite payment therefor, which the Company has received, and assuming that the Subscription Rights are then issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s), then the Subscription Rights, when issued and sold in accordance with the Subscription Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.With respect to the Units issued under a Unit Agreement and offered under the Registration Statement, provided that (i) the Unit Agreement has been duly authorized by the Company and the Unit Parties by all necessary corporate action; (ii) the Unit Agreement has been duly executed and delivered by the Company and the Unit Parties as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s); (iii) the issuance and terms of the Units have been duly authorized by the Company by all necessary corporate action; and (iv) the Units have been duly executed and delivered by the Company and authenticated by the Unit Parties pursuant to the Unit Agreement and delivered against the requisite payment therefor, which the Company has received, and assuming that the Units are then issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s), then the Units, when issued and sold in accordance with the Unit Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s). In giving such consent, we do not admit that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.   In rendering this opinion, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters. This opinion is intended solely for use in connection with the issuance and sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose.

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This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,
/s/
SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

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